May 2021

CORPORATE OVERVIEW

IMPROVING PRESCRIPTION DRUG SAFETY THROUGH CHEMISTRY

ENSYSCE BIOSCIENCES

Disclaimer

Ensysce's PF614 and nafamostat are currently in clinical and pre-clinical trials, involving both the TAAP platform and MPAR platform. Accordingly, PF614 and nafamostat have the risks and uncertainties inherent in any drug in trial-phase, which include, but are not limited to, a failure to show sufficient efficacy to obtain FDA approval, the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed herein and the possibility that presently unknown safety risks may occur. The statements made concerning PF614, nafamostat, TAAP and MPAR are subject to the complete set of risks set forth in the Company's Risk Factors disclosure found in Leisure Acquisition Corp.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 15, 2021.

Important Information and Where to Find It

This presentation relates to a proposed transaction between Ensysce and LACQ. This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, LACQ has filed or intends to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/ prospectus. Promptly after the registration statement is declared effective by the SEC, LACQ will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. Investors and security holders of LACQ are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that LACQ will file with the SEC when they become available because they will contain important information about LACQ, Ensysce and the transaction. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by LACQ with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov). The documents filed by LACQ with the SEC also may be obtained free of charge at LACQ's website at www.leisureacq.com or upon written request to LACQ at 250 West 57th Street, Suite 415, New York, New York 10107, or by calling LACQ at (212) 565-6940.

Participants in the Solicitation

LACQ, Ensysce and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Leisure's shareholders in connection with the proposed transaction. Information about LACQ's and Ensysce's directors and executive officers and their ownership of Leisure's securities is set forth in Leisure's Amendment No. 3 to the Registration Statement on Form S-4 filed with the SEC on April 21, 2021. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the final proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of LACQ, the combined company or Ensysce, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward Looking Statements

Certain statements included in this presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook" and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Ensysce's business strategy, prospective milestones, cash resources and ability to obtain additional funding, current and prospective drug product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of the respective management teams of Ensysce and LACQ and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Ensysce and LACQ. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the potential product candidates that Ensysce develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this presentation; the risk that Ensysce will be unable to successfully market or gain market acceptance of its product candidates; the risk that Ensysce's product candidates may not be beneficial to patients or successfully commercialized; the risk that Ensysce has overestimated the size of the target market, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Ensysce's business; the risk that third parties on which Ensysce depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Ensysce's business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Ensysce will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; the potential inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of LACQ is not obtained; the risk that LACQ is unable to maintain the listing of its securities on the Nasdaq stock market; the risk that proceeds from Ensysce's forward equity purchase facility may be less than anticipated; the risk of failure to realize the anticipated benefits of the proposed business combination; the amount of redemption requests made by LACQ's stockholders, and those factors discussed in LACQ's Form 10-K for the year ended December 31, 2020, under the heading "Risk Factors," and other documents LACQ has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus. If any of these risks materialize or LACQ's and Ensysce's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither LACQ nor Ensysce presently know, or that neither LACQ nor Ensysce currently believe are material, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements do not reflect LACQ's or Ensysce's expectations, plans or forecasts of future events and views as of the date of this presentation. Neither LACQ nor Ensysce anticipate that subsequent events and developments will cause LACQ's and Ensysce's assessments to change. However, LACQ and Ensysce specifically disclaim any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing LACQ's or Ensysce's assessments of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

EXPERIENCED LEADERS

TODAY'S PARTICIPANTS



D. Lynn Kirkpatrick, PhD

CEO of Ensysce

- Co-founded 2 start up companies
- Developed three targeted small molecule oncology drugs from discovery to clinic
- Experience in private and public company raising funds from private, public and government sources

BIOMIRA

ONCOTHYREON

Yale University School of Medicine



Daniel Silvers

CEO of LACQ

- Executive leader and/or director of multiple SPAC successor entities
- Led prior SPACs through successful acquisitions and integration
- Accomplished Executive and Director with ability to navigate complex and uncertain environments

Matthews Lane Capital Partners LLC

INSPIRED

FORTRESS



David Humphrey

CFO of Ensysce

- Extensive experience in entrepreneurial environments.
- Multiple equity and debt financing, including IPOs.
- Focused on financial infrastructure, internal controls with merger and acquisition strategies.

senomyx

ACTIVX Biosciences

pwc



Geoff Birkett

Chief Commercial Officer, Ensysce

- Large pharma leadership experience
- Launched 5 major market-leading brands, including:
  - Nicorette
  - Prozac
  - Seroquel
  - Zomig

Lundbeck

NEKTAR

AstraZeneca

Lilly

INSEAD



Richard Wright, MBA

Chief Business Officer, Ensysce

- Background in Intellectual Property monetization, banking, venture capital
- Co-founder of an immunology biotech company, later sold to private equity

BDMS

JSR

endo

GE

Wharton

TRANSACTION OVERVIEW

Summary of Ensysce and LACQ proposed business combination

Transaction Summary	• Leisure Acquisition Corp. ("**LACQ**") and Ensysce Biosciences, Inc. ("**Ensysce**") have entered into a definitive merger agreement • Existing shareholders and convertible note holders of Ensysce will be rolling their entire interest into the combined Company • Ensysce existing shareholders expected to own approximately **71%** of the outstanding common stock of the combined company at closing[1] • Transaction expected to be completed in **Q2 2021**
Key Economic Terms	• Transaction values Ensysce Biosciences at an enterprise value of **$207 million** and is not subject to financing contingencies • Ensysce's existing options and warrants would remain outstanding on their existing terms • Expected post transaction enterprise value of approximately **$270 million** based on a price of $10.00 per share.
Required Approvals	• LACQ shareholder approval • Registration statement effectiveness and approval for listing on NASDAQ
Management and Independent Board	• Lynn Kirkpatrick will continue role as CEO of the combined company • Leisure expected to appoint two directors and Ensysce expected to appoint five directors

Note:

1) Includes consideration to Ensysce common stock shareholders and convertible note holders (on an as-converted basis). Assumes no redemptions from LACQ's existing public shareholders.

TRANSACTION OVERVIEW (cont'd)

Illustrative Sources and Uses [1]

($MM)	
Sources of Funds	
SPAC Trust Proceeds	$12.7
Equity Consideration to Existing Ensysce Shareholders [2]	173.4
Total Sources	**$186.1**
Uses of Funds	
Equity Consideration to Existing Ensysce Shareholders [2]	$173.4
Estimated Cash to Balance Sheet	7.6
Repayment of Promissory Notes [3]	0.1
Estimated Cash Transaction Fees [4]	5.0
Total Uses	**$186.1**

Illustrative Pro Forma Ownership [1]

(MM) Common Equity	3/31/2021	Adj.	PF	%
Ensysce Common Stockholders	-	16.054	16.054	65.8%
Ensysce Convertible Note Holders [5]	-	1.283	1.283	5.3%
Shares Issued to Vendors	-	0.820	0.820	3.4%
LACQ Public Shareholders	3.687	-	3.687	15.1%
LACQ Management and Board	2.538	-	2.538	10.4%
Total Ownership Shares	**6.224**	**18.157**	**24.381**	**100.0%**

Illustrative Pro Forma Capitalization [1]

($MM, except share price)	
Equity Consideration to Existing Ensysce Shareholders [2]	$173.4
(÷) Issue Price of LACQ Shares	$10.00
Existing Ensysce Shareholder Rollover Shares (mm) [2]	**17.337**
(+) Shares Issued to Vendors	0.820
(+) LACQ Public Shareholders	3.687
(+) LACQ Management and Board Shares	2.538
Total Shares Outstanding (mm)	**24.381**
Total Implied Equity Value [6]	**$278.0**
(+) Estimated Rollover Debt [7]	-
(-) Estimated Cash [8]	(7.8)
Implied Total Enterprise Value	**$270.2**

Notes:
1) Assumes no redemptions from LACQ's existing public shareholders. Does not give effect to prospective equity commitment previously provided to Ensysce.
2) Includes consideration to Ensysce common stock shareholders and convertible note holders (on an as-converted basis).
3) Balance as of 12/31/20.
4) Excludes expenses payable in equity consideration.
5) Shown on an as-converted basis.
6) Includes value of Ensysce rollover options and warrants (weighted average strike price of $2.42) assuming treasury stock method and a $10.00 LACQ share price.
7) Assuming repayment of promissory notes as of 12/31/20 and conversion of Ensysce convertible notes.
8) Estimated pro forma cash (includes unaudited 12/31/20 Ensysce cash plus estimated $7.6 million of cash from transaction).

ENSYSCE OVERVIEW



OVERVIEW

Ensysce is a clinical-stage biotech company seeking to improve the safety of prescription drugs by applying its breakthrough, proprietary technology platforms to reduce abuse an overdose.

- **CLINICAL STAGE COMPANY:**
  - **Two new** platforms that aim to **eliminate opioid abuse (TAAP)** and **prevent drug overdose (MPAR)**
  - **Covistat**, an Ensysce subsidiary, is repositioning a protease inhibitor program for an **COVID-19 Therapeutic** and **Cystic Fibrosis**.
- **FDA FAST TRACK:** lead drug product PF614
- **NIH/NIDA government awards:** **major funding through 2024**[1]
- **NEW CLASS OF PAIN DRUGS TARGETED TO LAUNCH 2024**



Note:
1) A portion of funding subject to reaching clinical development milestones.

UNMET NEED TO ADDRESS SOCIETAL CRISIS

MORE PAIN.

50M
chronic pain
sufferers

Opioid prescriptions constitute **more than half** of the total prescription pain market with more than **153m** opioid prescriptions every year

MORE PAIN KILLERS.

191M
opioid prescriptions
per year

Chronic pain, which is caused by rising incidences of **cancer, arthritis, post-surgical pain** and **low back pain**, means more people are turning to pain killers (opioids)

MORE PAIN KILLERS THAT KILL.

222
deaths / day
from opioid overdose

$560B
in costs
per year

But **drugs have turned deadly**, with rates of opioid abuse and death by **overdose skyrocketing** around the globe.

CHRONIC PAIN SUFFERERS WITH

OUT OF CONTROL PAIN CONTROL

Opioid abuse stems from the desire to increase the **onset of euphoria**, its **intensity,** and its **duration**.





This can be done by:

Breaking down the pill (physically or chemically) for quick digestion, inhalation or injection.

Taking more and more medication by swallowing, snorting or injecting it.

SOLVING FOR OPIOID ABUSE + OVERDOSE

ENSYSCE HAS CREATED TWO NEW DRUG PLATFORMS, TAAP™ AND MPAR™, THAT ARE DESIGNED TO COMBAT ABUSE AND PREVENT OVERDOSE

TAAP™ PLATFORM

TAAP™ designed to prevent drug abuse by using its innovative two step release

1. **EFFECTIVE:** TAAP™ relieves pain just as well as traditional opioids and has a longer pain relief time compared to traditional opioids
2. **SAFE:** TAAP™ side effects are limited to those of traditional opioids
3. **PROTECTIVE:** TAAP™ delivers pain relief without the ability to achieve instant euphoria

Ensysce™ biosciences

INTEGRATED PRODRUG TECHNOLOGY PLATFORM

Combining **anti-abuse** and **anti-overdose** technology to create new classes of prescription drugs that are expected to be powerful and safe for everyone

MPAR™ PLATFORM

MPAR™ designed to prevent drug overdose by inhibiting the release of a drug when excessive amounts are taken

1. **EFFECTIVE:** MPAR™ prevents activation and full release of TAAP™ opioids if more than the prescribed does is consumed
2. **SELECTIVE:** MPAR™ is only triggered during an overdose

Ensysce's PF614 and nafamostat are currently in clinical and pre-clinical trials, involving both the TAAP platform and MPAR platform. Accordingly, PF614 and nafamostat have the risks and uncertainties inherent in any drug in trial-phase, which include, but are not limited to, a failure to show sufficient efficacy to obtain FDA approval, the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed herein and the possibility that presently unknown safety risks may occur. TAAP and MPAR designed to accomplish these results. There can be no assurance that these results will continue to be demonstrated in clinical trails and the products will be successfully developed. The statements made concerning PF614, nafamostat, TAAP and MPAR are subject to the complete set of risks set forth in the Company's Risk Factors disclosure found in Leisure Acquisition Corp.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 15, 2021.

Innovation Drives Our Strategy



TAAP™

TRYPSIN-
ACTIVATED
ABUSE
PROTECTION

TAMPER-PROOF ANTI-ABUSE PLATFORM

TAAP™ opioids are designed with a **2-step verification mechanism** that cannot be "cracked" like abuse deterrent formulations, thus delivering a **highly effective solution** to combat drug abuse

- **TAAP™ is only activated by trypsin**, a digestive enzyme that exists only in the gut; therefore crushing, inhaling or injecting it will not cause the opioid to be released faster to produce pleasure/euphoria
- **TAAP™ chemically modifies** the opioid, thereby eliminating the potential abuse by the patient through physical means (e.g., crushing and subsequent injection)
- **TAAP™ PF614 provides 12hrs+ of pain relief**, providing true twice-daily dosing giving 24-hour all-day pain relief

Ensysce's PF614 and nafamostat are currently in clinical and pre-clinical trials, involving both the TAAP platform and MPAR platform. Accordingly, PF614 and nafamostat have the risks and uncertainties inherent in any drug in trial-phase, which include, but are not limited to, a failure to show sufficient efficacy to obtain FDA approval, the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed herein and the possibility that presently unknown safety risks may occur. TAAP and MPAR designed to accomplish these results. There can be no assurance that these results will continue to be demonstrated in clinical trails and the products will be successfully developed. The statements made concerning PF614, nafamostat, TAAP and MPAR are subject to the complete set of risks set forth in the Company's Risk Factors disclosure found in Leisure Acquisition Corp.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 15, 2021.

TAAP™

MECHANISM OF ACTION

TWO-STEP RELEASE PROCESS

- The drug is activated by the enzyme trypsin only when it reaches the gut, preventing abuse outside the body
- The inactive drug releases active oxycodone gradually in the blood, preventing immediate onset and abuse



opioid + linker : amino acid
STEP 1
ACTIVATION
1
+ trypsin
exists in the gut only
opioid + linker
amino acid
STEP 2
RELEASE
2
+ time
chemically designed release timing
T = 1 to 6 hours
Fast = IR (immediate release)
Slow = ER (extended release)
Free and active drug absorbed into blood
opioid
cyclic urea

PF614 MATCHES OXYCONTIN RELEASE PROFILE

TAAP™: PRECLINICAL DATA


Oxycodone mean concentration (ng/mL)
200
150
100
50
0
Untampered OxyContin dog
PF614 dog
0
2
4
6
8
10
12
Time (hr)

- PF614 chemically releases oxycodone with the **same extended release (ER) profile as OxyContin**
- The same release profile demonstrates that PF614 can achieve **similar pain relief** as OxyContin

ENSYSCE SOLUTION VS. THE COMPETITION

TAAP™–modified oxycodone designed to provide longer pain relief and a lower risk for abuse than the traditional oxycodone

	Oxycodone	VS	TAAP™ LEAD CANDIDATE PF614
Opioid Receptor Binding	HIGH AFFINITY: increasing the strength of binding to receptors and hence, promoting pleasure (euphoria)		LOW AFFINITY: without GI activation, reducing the binding to receptors and hence, minimal side effect
CNS Penetration	HIGH CNS PENETRATION thereby increasing the amount of drug in the brain to bind to receptors and providing euphoria		LOW CNS PENETRATION thereby limiting the amount of drug in the brain to bind to receptors and preventing euphoric side effect
Manipulation	CAN BE MANIPULATED by crushing to provide active opioid immediately and therefore, opioid abuse		CANNOT BE MANIPULATED to provide active opioid immediately; **must** be swallowed and released in gastrointestinal tract, thereby preventing abuse
Inhalation / Injection	ACTIVE IMMEDIATELY if inhaled or injected		INACTIVE if inhaled or injected
Half-Life	5 -7 HOURS, yet prescribed twice a day		12 HOURS, **truly** twice a day

MPAR™

MULTI-
PILL
ABUSE
RESISTANT

SMART ANTI-OVERDOSE PLATFORM

MPAR™ is a smart anti-overdose platform that is designed **to** protect patients from overdosing when it is combined with TAAP™ opioids

- **MPAR™ inhibits trypsin** when too much TAAP™ opioid is swallowed, inhibiting full activation and opioid release, and therefore, preventing overdose-related deaths
- **MPAR™ is only triggered by an overdose**, blocking the additional doses consumed
- **The prescribed activity of trypsin will not** be affected by MPAR™, therefore making it very safe for daily use

Ensysce's PF614 and nafamostat are currently in clinical and pre-clinical trials, involving both the TAAP platform and MPAR platform. Accordingly, PF614 and nafamostat have the risks and uncertainties inherent in any drug in trial-phase, which include, but are not limited to, a failure to show sufficient efficacy to obtain FDA approval, the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed herein and the possibility that presently unknown safety risks may occur. TAAP and MPAR designed to accomplish these results. There can be no assurance that these results will continue to be demonstrated in clinical trails and the products will be successfully developed. The statements made concerning PF614, nafamostat, TAAP and MPAR are subject to the complete set of risks set forth in the Company's Risk Factors disclosure found in Leisure Acquisition Corp.'s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 15, 2021.

MPAR™ Mechanism of Action

DOSE-TRIGGERED TRYPSIN INHIBITION

Legend:



TAAP™-enabled opioid
MPAR™ trypsin inhibitor

PRESCRIBED DOSE

No Interference when **normal** dose of Ensysce's opioid PF614 is taken; MPAR™ (trypsin inhibitor) does not affect the opioid



SUB-THRESHOLD
trypsin inhibitor
DOSE THRESHOLD
ABOVE THRESHOLD
trypsin inhibitor

Free **and** active **drug product**

ATTEMPTED / ACCIDENTAL OVERDOSE

When **higher-than-normal** dose of Ensysce's opioid PF614 is taken to attempt to cause overdose, MPAR™ (trypsin inhibitor) inhibits the trypsin, thereby preventing activation of more Ensysce's opioid PF614

Dose blocked / **overdose** averted



Leveraging Our Platform to Drive Long-Term Value

TAAP™ & MPAR™ PORTFOLIO

DIVERSIFIED PIPELINE TO ADDRESS AREAS OF UNMET NEEDS


Discovery
Preclinical
IND
Phase I
Phase 2
Phase 3
Pain
Addiction
ADHD
TAAP™
MPAR™

TAAP™ and MPAR™ platforms with 505(b)(2) regulatory development path

Our pipeline of pain, addiction, and ADHD candidates developed using **TAAP™** & **MPAR™** show advantageous positioning.

FDA fast track

2018

FDA granted Fast Track designation for TAAP PF614.

Fast Track may expedite review of drugs to treat serious conditions that address an unmet medical need

NIH support

2018

NIDA awarded Ensysce up to $12M grant to progress MPAR™

Four year award to undertake the **pre-clinical and clinical development** of the company's opioid overdose protection platform MPAR™ (Multi Pill Abuse Resistance).

NIDA grant

2019

NIDA awarded Ensysce up to $15M grant to progress TAAP/MPAR™ for OUD

Five year award to undertake the **pre-clinical and clinical development** of the company's TAAP™ and MPAR™ for treatments of Opioid Use Disorder.

Key Milestones

Ensysce seeks to deliver commercial launch of PF614 by 2024

To Date

CLINICAL ● ● ● ○ IND

PIPELINE ● ● ● ●

- CMC **preparation for HAL** and **bioequivalence.**
- **MPAR™ and OUD preclinical program initated.**
- **Nafamostat** Phase 1 trial.
- **MPAR™ IND submission.**

2021

CLINICAL ● ● ● ●

PIPELINE ● ● ●

- **PF614 Human Abuse Liability** (HAL) clinical trial: nasal and oral.
- **PF614 bioequivalence** (Phase 2) data readout (505(b)(2) approval).
- PF614-MPAR Phase 1 trial.
- **Nafamostat –** Phase 2 in COVID 19

2022

CLINICAL ● ● ● ● ○ IND

PIPELINE ● ●

- **PF614 Phase 3** Trial: chronic pain.
- Develop **MPAR™ overdose protection Phase 1** pipeline.
- OUD methadone IND.

2023

CLINICAL ● ● ● ● ● NDA

PIPELINE ● ●

- **PF614 NDA submission**
- Progress pipeline technology **clinical development**
- Expand **TAAP™ platform licensing partnerships**

CMC = Chemistry manufacturing and controls
IND = Investigational New drug application to FDA
HAL = human abuse liability studies

MPAR = overdose protection
OUD = opioid use disorder

●● Designates product in development
○ Designates IND submitted

BOARD of DIRECTORS



Dr. Lynn Kirkpatrick

Career focused on novel drug discovery and development

- Former Professor of Chemistry and Biochemistry, U of Regina, Canada
- Founder of ProlX Pharmaceuticals,
- Former, Chief Scientific Officer, Oncotheryon Inc.
- Founder PHusis Pharmaceutics Inc.
- President and CEO, Ensysce Biosciences Inc.



Dr. Bob Gower

Seasoned Executive and Entrepreneur

- Former President, CEO and Chairman of Lyondell Petrochemical Company
- Senior VP Atlantic Richfield Corporation
- VP ARCO Chemical
- Sinclair Oil (acquired by ARCO)
- Founder, President and CEO Carbon Nanotechnologies Inc.
- Founder and Chairman, Ensysce



Andrew Benton

President Emeritus of Pepperdine University

- Served as the seventh president of Pepperdine University from 2000–2019
- Past Chair of the Association of Independent California Colleges and Universities.
- Member of the American Bar Association



William Chang

Entrepreneur, Realty Company and Movie executive.

- CEO Westlake Realty Group and Chairman of Westlake International
- Investor in major sport leagues, movies and biosciences companies.
- USA Rugby BOD



Dr. Adam Levin

Academic and clinical orthopedic surgeon at Johns Hopkins University

- Vice Chair of Faculty Development for the Department of Orthopaedic Surgery
- Associate Professor of Orthopaedic Surgery and Associate Professor of Oncology
- Former Assistant Professor of Orthopaedic Surgery at the Zucker School of Medicine at Hofstra University



Steve Martin

Experienced Senior Executive and Chief Financial Officer

- CFO of Armata Pharmaceuticals Inc. (NYSE: ARMP)
- Former Interim CEO, CFO and senior executive of numerous life sciences companies including AmpliPhi Biosciences, Stratagene, Gen-Probe
- 10 years with Deloitte



Dr. Curtis Rosebraugh

Extensive FDA drug approval experience

- Former Director of the Office of Drug Evaluation II at the FDA
- Overseen the development and approval of over 50 new drugs
- Former Deputy Director Office of Nonprescription Products at the FDA
- Experience in the development of abuse deterrent opioid formulations

Ensysce™ biosciences

Key Investment Highlights

Unmet Need – With individuals suffering from severe pain and need for safer options Ensysce has focused on using its TAAP and MPAR technology to help address the need.

Revolutionary Abuse-Resistant Opioids – Ensysce believes it has developed a breakthrough technology to deliver opioids that provide effective pain relief without instant euphoria that leads to abuse.

Successful Phase I Data – Phase I data have demonstrated Ensysce's opioid PF614 as abuse-resistant and safe without compromising on efficacy; PF614 expected to launch by 2024 generating revenue for ongoing programs.

De-Risked and Accelerated FDA Milestones – Ensysce secured FDA Fast-Track Designation and is using the 505(b)(2) regulatory pathway, which could substantially reduce the trial/regulatory risk and potential time and cost to market.

Breakthrough Technology Well-Protected by Patents – Ensysce has over 100 patents already issued in 25 countries, which should provide a barrier to entry from new competitors globally.

Well-Rounded Seasoned Management – Ensysce has an experienced leadership team with significant expertise and experience in all facets of biotech company-building, from drug development to commercialization.

CONTACT US

ENSYSCE BIOSCIENCES
7946 IVANHOE AVENUE, LA JOLLA, CA, 92037
UNITED STATES
(858) 263-4196
INFO@ENSYSCE.COM

APPENDIX

EXTENSIVE PATENT PORTFOLIO

Ensysce has over 100 patents already issued in 25 countries, ensuring barriers to entry for new companies globally

- Ensysce's technology is well-protected by a **suite of 111 patents** issued in the U.S. and overseas (the UK, a majority of the EU, Australia, China, and others with a total of 25 countries), ensuring a **barrier to entry** for other companies in these markets.
- These patents provide protection to the **underlying molecules** of both the immediate and extended release formulations of Ensysce.
- Ensysce **patent pipeline will grow** with a number of new products in development, has a library of trade secrets and trademarks.


Color coded regions on the map indicate countries where patents have been issued

Clinical Proof of Concept

PF614

PF614: TAAP Oxycodone prodrug evaluated in Phase 1 clinical trial.

PF329

PF329: TAAP Hydromorphone prodrug evaluated in Phase 1 clinical trial alone and in combination with trypsin inhibitor, Nafamostat.

ENSYSCE'S REVOLUTIONARY ABUSE-RESISTANT OPIOIDS

Ensysce has developed a breakthrough technology to make novel opioids that it believes provide effective pain-relief without causing abuse and addiction

- **TAAP™ breakthrough technology** is a chemical modulation of opioids.
- It has a revolutionary **2-step release process** that seeks to achieve **the intended goal of effective pain-relief while eliminating the potential for user abuse.**
- **TAAP™ PF614** is chemically modified oxycodone – is inactive and can only be activated by the enzyme Trypsin only be found in a person's gut.
- **TAAP effectively eliminates all forms of potential abuse**, since the opioid is in an inactive state and cannot be activated through injection, inhalation or chewing.

Ensysce's breakthrough opioid is activated by enzyme Trypsin present only in gut



opioid + linker : amino acid
STEP 1
ACTIVATION
1 + trypsin
exists in the gut only
STEP 2
RELEASE
amino acid
opioid + linker
2 + time
chemically designed release timing
T = 1 to 6 hours
Fast = IR (immediate release)
Slow = ER (extended release)
Free and active drug absorbed into blood
cyclic urea
opioid

Ensysce's PF614 and nafamostat are currently in clinical and pre-clinical trials, involving both the TAAP platform and MPAR platform. Accordingly, PF614 and nafamostat have the risks and uncertainties inherent in any drug in trial-phase, which include, but are not limited to, a failure to show sufficient efficacy to obtain FDA approval, the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed herein and the possibility that presently unknown safety risks may occur. TAAP and MPAR designed to accomplish these results. There can be no assurance that these results will continue to be demonstrated in clinical trails and the products will be successfully developed. The statements made concerning PF614, nafamostat, TAAP and MPAR are subject to the complete set of risks set

PF614 MATCHES OXYCONTIN RELEASE PROFILE

TAAP™: PRECLINICAL DATA


Oxycodone mean concentration (ng/mL)
200
150
100
50
0
0
2
4
6
8
10
12
Time (hr)
Untampered OxyContin dog
PF614 dog

- PF614 chemically releases oxycodone with the **same extended release (ER) profile as OxyContin**
- The same release profile demonstrates that PF614 can achieve **similar pain relief** as OxyContin

SUCCESSFUL PRE-CLINICAL & PHASE I DATA

Based on pre-clinical and phase I data Ensysce believes its opioid PF614 to be abuse-resistant and safe without compromising on efficacy, de-risking the further development

- **Unlike OxyContin**, Ensysce's opioid PF614, even when crushed, releases oxycodone only slowly in the blood, thereby preventing euphoria (pleasure) and abuse

- In pre-clinical studies, PF614 achieved similar concentrations and duration of action in the blood as the current opioid, establishing **similar efficacy in pain-relief as OxyContin**

- Phase I trial data **demonstrated that PF614 is safe** to use in humans without causing any major side effects such as severe allergic reaction (anaphylaxis), seizures or heart attack

Blood Concentration of Opioid Vs. Time


CRUSHED
Oxycodone 20mg
UNTAMPERED
OxyContin 20mg
CRUSHED
PF614
Oxycodone mean concentration (ng/mL)
200
150
100
50
0
2
4
6
8
10
12
Time (hr)

Pre-clinical data in dogs comparing Ensysce's opioid against current opioid OxyContin ***demonstrated that Ensysce can prevent opioid abuse*** *while OxyContin cannot*

PF614: DESIGNED FOR SAFER, MORE EFFICIENT & LONGER-LASTING PAIN RELIEF



Oxycodone concentration in Blood vs. Time
SLOW ONSET
max blood levels reached
@ 4–6h across all cohorts
Oxycodone mean concentration (ng/mL)
100
80
60
40
20
0
0
6
12
18
24
30
36
Time (hr)
Dose / n / Naltrexone / meal
15 mg / 21 / no / fasted
15 mg / 22 / yes / fasted
25 mg / 6 / yes / fasted
50 mg / 6 / yes / fasted
100 mg / 6 / yes / fasted
200 mg / 6 / yes / fasted
200 mg / 8 / yes / high-fat

TAAP[TM]: CLINICAL DATA

ABUSE PREVENTION

- As shown in the graph on the left, the onset of Ensysce's PF614 in blood is slow even at higher doses, **demonstrating the ability to prevent opioid pleasure (euphoria) and abuse**

SAFE

- PF614 has **shown to be safe**, and no unexpected adverse events were observed in Phase I

EFFICIENT CONVERSION TO OXYCODONE

- PF614 is effectively converted to Oxycodone with an **efficiency of 90%**, thereby replicating the pain-relief by OxyContin (oxycodone)

Lead Product PF614: ER Oxycodone

Chemical approach to abuse deterrence



HN
NH2
NH
OH
N
O
O
O
N
H
N
O
N
H
O
H
N
O
O
OH

PF614

Extended release oxycodone

Properties	PF614
Abuse deterrence	✓
Susceptible to abuse: chewing	✗
Susceptible to abuse: extraction/injection	✗
Simple coating/reformulation	✗
Half-life 12 hrs. for twice a day product	✓
Two-step oral activation	✓
Overdose solution: MPAR™	✓

PF614 MPAR™ BLOCKS OXYCODONE RELEASE with overdose

WITHOUT MPAR™
(PF614 without TI nafamostat)



Oxycodone mean concentration (ng/mL)
25
20
15
10
5
0
0
4
8
12
16
20
24
Time (hr)
10 dose units
6 dose units
3 dose units
1 dose units

WITH MPAR™
(PF614 with TI nafamostat)



Oxycodone mean concentration (ng/mL)
25
20
15
10
5
0
0
4
8
12
16
20
24
Time (hr)

TAAP™ + MPAR™: PRECLINICAL DATA

in rats n=4 / dose

- Trypsin inhibition using nafamostat prevents opioid overdose by reducing PF614 activation with increasing dose unit administration
- Data on the right demonstrate the effectiveness of Ensysce's MPAR™ overdose protection, as oxycodone concentration does not rise in blood at high-doses due to MPAR™-enabled trypsin inhibition

ANNUAL
Prevalence of Opioid Use Globally


ARCTIC OCEAN
NORTH ATLANTIC OCEAN
SOUTH PACIFIC OCEAN
SOUTH ATLANTIC OCEAN
INDIAN OCEAN
SOUTHERN OCEAN
Latest Prevalence
0.1
5.2

Source: Data collected from National Authorities through Annual Reports Questionnaire (ARQ)